UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                             FORM 8-K REPORT






    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   Date of Report:  March 04, 2004




                             FARMER BROS. CO.





    Delaware                      0-1375                 95-0725980
State of Incorporation     Commission File Number     Federal ID Number





20333 South Normandie Avenue, Torrance, California   90502
Address of principal executive offices



(310) 787-5200
Registrant's telephone number















Item 5.  Other Events.

The following press release was provided to the major services today:

NEWS RELEASE
March 04, 2004
FARM - NASDAQ NATIONAL MARKET SYSTEM



Farmer Bros. Announces 10-for-One Stock Split

TORRANCE, Calif.--(BUSINESS WIRE) - March 04, 2004 - The Board of Directors of Farmer Bros. Co. (Nasdaq: FARM) today declared a 10-for-one stock split in the form of a one-time stock dividend. The Board acted after the company completed its Delaware reincorporation, which authorized enough shares to enable the stock split.

The stock split will entitle each stockholder of record to receive nine additional shares for every share of Farmer Bros. stock held at the close of business on the record date of April 23, 2004. The new shares will be registered on the books of the Corporation maintained by Wells Fargo Shareowner Services at the opening of business on May 10, 2004.

The stock split was designed to increase trading liquidity for stockholders. After the stock split, Farmer Bros. will have approximately 16.07 million shares outstanding.

In addition, the Board declared a quarterly cash dividend, payable to shareholders of record on April 23, 2004 (prior to the split) of $0.95 per share. This represents no change in the cash dividend from the prior quarter.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The company's signature trucks and vans bearing the "Consistently Good" logo are seen throughout Farmer Brothers' 28-state service area. Farmer Brothers has paid a dividend for 50 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has grown from $18 in 1980 to over $300 a share before this 10-for-one stock split.

Certain statements contained in this news release regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws. These statements are based on management's current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like "expects," "plans," "believes," "intends," "will," "assumes" and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward-looking statements to speak only at the time of this report and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.


Contact:
The Abernathy MacGregor Group
James Lucas / 213-630-6550






Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FARMER BROS. CO.



s/ John E. Simmons

John E. Simmons
Treasurer

Date:    March 4, 2004